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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                CURRENT  REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): July 12, 1999



                        Crown Castle International Corp.
             (Exact Name of Registrant as Specified in its Charter)


    Delaware                      0-24737                           76-0470458
(State or Other              (Commission File                     (IRS Employer
Jurisdiction of                   Number)                         Identification
Incorporation)                                                        Number)

                                510 Bering Drive
                                   Suite 500
                               Houston, TX 77057
                    (Address of Principal Executive Office)

      Registrant's telephone number, including area code:  (713) 570-3000
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     This document includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

Item 5. Other Events

          On July 12, 1999, Crown Castle International Corp. ("CCIC") announced that it had reached a preliminary agreement (the "Letter Agreement") with BellSouth Carolinas PCS, L.P. ("Carolinas Partnership") and BellSouth Personal Communications, Inc. ("DCS", and together with Carolinas Partnership, the "BellSouth Affiliates"), to sublease through a master sublease agreement ("DCS Sublease") all unused space on approximately 773 personal communications services ("PCS") towers of the BellSouth Affiliates for aggregate consideration of $317.0 million in cash (the "BellSouth PCS Transaction") based upon $410,000 per tower. In addition, CCIC and the BellSouth Affiliates have agreed to enter into an exclusive three-year build-to-suit agreement (the "DCS Build-to-Suit Agreement").

          CCIC will be responsible for managing, maintaining and leasing the available space on the BellSouth Affiliates' PCS towers located in North Carolina, South Carolina, eastern Tennessee, and Georgia (collectively, the "Territory"). While CCIC will have responsibility for the towers, and their monitoring and maintenance, the BellSouth Affiliates will continue to fully own their communications components located on the towers, including transmitters, receivers, and switching equipment. The BellSouth Affiliates will pay a maintenance fee of $1,200 per month per site to CCIC with respect to the space on existing and build-to-suit towers retained by the BellSouth Affiliates ("Reserved Space").

          The BellSouth PCS Transaction is expected to close in a series of closings, the last of which is anticipated to occur no later than December 31, 1999.

          The consummation of the BellSouth PCS Transaction is subject to a number of significant conditions, including approval by each of BellSouth Corporation's Board of Directors and the Executive Committee of the Carolinas Partnership. There can be no assurance that the BellSouth PCS Transaction will be consummated on the terms described in this document or at all.

          The following descriptions of agreements related to the BellSouth PCS Transaction are summaries of the material portions of the Letter Agreement or summaries of the terms of the agreements as currently contemplated by the Letter Agreement. The agreements are contemplated to be substantially the same as the Agreement to Sublease ("BMI Agreement to Sublease") among BellSouth Mobility, Inc., BellSouth Telecommunications, Inc., CCIC and TowerCo dated June 1, 1999 (including the agreements attached as exhibits to the BMI Agreement to Sublease) and filed as an exhibit to Form 8-K filed with the Securities Exchange Commission ("SEC") on June 9, 1999, except as to changes specifically contained in the Letter Agreement.

Letter Agreement

          General. Pursuant to the Letter Agreement, Crown Castle South, Inc., a wholly owned subsidiary of CCIC ("TowerCo") will receive rights to lease, sublease, design,

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develop, contract, operate, market and manage approximately 773 tower sites owned by, or to be constructed on the behalf of, the BellSouth Affiliates in the Territory in exchange for aggregate consideration of $317.0 million cash (the "Consideration") based upon a price of $410,000 per tower.

          The terms and conditions of the sublease of the tower sites by the BellSouth Affiliates to TowerCo will be set forth in the DCS Sublease to be entered into between the BellSouth Affiliates and TowerCo and CCIC. Further, CCIC and the BellSouth Affiliates have agreed to enter into a site management agreement (the "DCS Site Management Agreement") pursuant to which CCIC will agree to provide certain management services on sites which are not part of towers covered by the DCS Sublease, due to restrictions on transfer, and which will be designated by the BellSouth Affiliates. The Letter Agreement further contemplates the DCS Build-to-Suit Agreement to be entered into by the BellSouth Affiliates and TowerCo pursuant to which TowerCo will develop and construct PCS towers in the Territory over a period of three years.

          The Letter Agreement provides that the BellSouth PCS Transaction will require further documentation including the preparation, acceptance and delivery of a definitive agreement (the "DCS Agreement to Sublease") substantially similar to the BMI Agreement to Sublease.

          Consideration. Pursuant to the Letter Agreement, TowerCo will pay to the BellSouth Affiliates the sum of $410,000.00 for each site subleased to TowerCo pursuant to the Sublease. In the event that DCS Sublease covers all 773 towers, the aggregate consideration payable to the BellSouth Affiliates will consist of $317.0 million in cash.

          Escrow Payment. In connection with the signing of the Letter Agreement, CCIC deposited the amount of $20.0 million into an escrow account (the "Escrow Payment"). Upon approval of the BellSouth PCS Transaction by each of BellSouth Corporation's Board of Directors and Executive Committee of the Carolinas Partnership, the BellSouth Affiliates will be entitled to receive the Escrow Payment in full in the event that:

     . the BellSouth Affiliates and CCIC fail to execute the DCS Agreement to Sublease within 30 days of the date of the Letter Agreement (and the BellSouth Affiliates have negotiated the operative documents in good faith); or

     . the DCS Agreement to Sublease is executed but the initial closing fails to occur as a result of any breach of the DCS Sublease by CCIC or TowerCo or any failure of CCIC or TowerCo to satisfy the closing conditions set forth in the DCS Agreement to Sublease.

Upon consummation of the first closing, the Escrow Payment will be returned to CCIC. Further, if BellSouth Corporation's Board of Directors or the Executive Committee of the Carolinas Partnership fails to approve the BellSouth PCS Transaction within the applicable time period, the Escrow Payment will be returned to CCIC. The BellSouth Affiliates have agreed to seek the approval of the BellSouth PCS Transaction by each of BellSouth Corporation's Board of Directors and the Executive Committee of the Carolinas Partnership as soon as practicable, but no later than July 31, 1999.

          Certain Obligations of the BellSouth Affiliates. In the event that BellSouth Corporation's Board of Directors or the Executive Committee of the Carolinas Partnership does not approve the BellSouth PCS Transaction within 30 days of the Letter Agreement, and if at any

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time within one year following expiration or termination of the Letter
Agreement, either of the BellSouth Affiliates transfers, sells, assigns, leases, subleases or otherwise disposes of all or substantially all of the tower assets contemplated by the Letter Agreement, the selling BellSouth Affiliate will be required to pay to CCIC an amount equal to the greater of (i) $5.0 million or
(ii) one-half of the amount by which the total consideration received by the selling BellSouth Affiliate pursuant to such transfer, sale, assignment, lease or sublease exceeds the total consideration that would have been paid to the BellSouth Affiliates by CCIC pursuant to the Letter Agreement.

          Closings. In connection with the Letter Agreement, the BellSouth Affiliates and CCIC have agreed that the sublease of the sites pursuant to the DCS Sublease will be consummated in a series of closings each of which will include a minimum number of sites to be included in each closing, the last of which is anticipated to occur no later than December 31, 1999. The BellSouth Affiliates have agreed to use all commercially reasonable efforts to sublease at least 250 sites at each closing until all sites have been subleased prior to or at the final closing.

          Termination Right. The Letter Agreement provides that in the event that any closing contemplated by the BellSouth PCS Transaction is not consummated due to CCIC's or TowerCo's failure to comply with all conditions, covenants and representations required of them, in addition to any other remedies the BellSouth Affiliates may have at equity or law, the BellSouth Affiliates will have the right to require CCIC to pay to the BellSouth Affiliates a termination fee of $20.0 million (the "Termination Fee"), to terminate all agreements between the parties to the Letter Agreement (the "Parties"), and at the option of DCS, to rescind all prior closings. If DCS elects to rescind the prior closings, payment of the termination fee shall be made by netting it against the amounts previously paid to the BellSouth Affiliates at the previous closings, and the BellSouth Affiliates shall return to CCIC any amount which is in excess of the Termination Fee.

DCS Sublease

          Pursuant to the Letter Agreement, the Parties agreed upon the terms of the DCS Sublease which will be in substantially the same form as the Sublease entered into by CCIC and BellSouth Mobility, Inc., dated as of June 1, 1999 and filed as an exhibit to Form 8-K filed with the SEC on June 9, 1999, except as to the number of tower sites contemplated and the covered geographic territory where the tower sites are located which are both described herein.

DCS Build-to-Suit Agreement

          In connection with the Letter Agreement, the Parties agreed to enter in to the DCS Build to Suit Agreement which will be in substantially the same form as the Build-to-Suit Agreement entered into by CCIC and BellSouth Mobility, Inc., dated June 1, 1999 and filed with the SEC as an exhibit to Form 8-K filed by CCIC on June 9, 1999, except the term of the DCS Build-to-Suit Agreement will be for three years and there will be no minimum number of towers that must be constructed during the term of such agreement.

DCS Site Maintenance Agreement

          In connection with the DCS Sublease, the Parties will enter into the DCS Site Maintenance Agreement whereby TowerCo will perform certain identified services at those sites in the Territory which are not leased or subleased to TowerCo pursuant to the DCS Sublease and

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which sites are designated by the BellSouth Affiliates for inclusion in the Site
Maintenance Agreement.

Site Marketing Agreement

          Pursuant to the Letter Agreement, the BellSouth Affiliates and CCIC have agreed to extend the Site Marketing Agreement between BellSouth Mobility, Inc. and CCIC entered into on June 25, 1998, as amended, to cover the BellSouth Affiliates and the Territory effective on July 12, 1999, provided that the Site Marketing Agreement will be deemed terminated as to the BellSouth Affiliates and the Territory if the Letter Agreement is terminated.


Item 7. Financial Statements and Exhibits


     (c) Exhibits

           Exhibit No.                 Description
           -----------  -----------------------------------------
           99.1         Press Release dated July 12, 1999
           99.2         Letter of Agreement among Crown Castle
                        South, Inc., BellSouth Personal
                        Communications, Inc. and BellSouth
                        Carolinas PCS, L.P. dated July 1, 1999


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                Crown Castle International Corp.,



                                By: /s/ E. Blake Hawk
                                   -------------------------------------
                                   Name:  E. Blake Hawk
                                   Title: Executive Vice President and
                                          General Counsel
Date: July 12, 1999

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                                 EXHIBIT INDEX

Exhibit No.                        Description
-----------  --------------------------------------------------------
    99.1     Press Release dated July 12, 1999
    99.2     Letter of Agreement among Crown Castle South, Inc.,
             BellSouth Personal Communications, Inc. and BellSouth Carolinas PCS, L.P. dated July 1, 1999